                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                _______________


                                    FORM 8-K

                                 CURRENT REPORT


PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                         Date of Report:  June 1, 1994
                                          ------------
                       (Date of earliest event reported)


                       PIONEER-STANDARD ELECTRONICS, INC.
       ---------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

           Ohio                       0-5734                     34-0907152
- - ----------------------------       -------------              ------------------
(State or other jurisdiction        (Commission                (I.R.S. employer
     of incorporation)               file number)             identification no.)



           4800 East 131st Street, Cleveland, Ohio            44105
       -----------------------------------------------------------------
      (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code  (216) 587-3600
                                                    --------------

Item 2.  Acquisition or Disposition of Assets.
- - ----------------------------------------------

        On June 1, 1994, Pioneer-Standard Electronics, Inc. (the "Company") acquired certain of the assets of the Zentronics Division ("Zentronics") of Westburne Industrial Enterprises Ltd., a Canada corporation ("Westburne"), and assumed certain of Westburne's liabilities. The transaction was completed by Pioneer-Standard Canada Inc., a newly formed Canadian subsidiary of the Company. The acquired assets include (i) the name "Zentronics" and all related trademarks and tradenames, if any, and all of the trade accounts receivables of Zentronics; (ii) certain product lines and related inventory of Zentronics;
(iii) certain fixed assets; (iv) the rights of Westburne under or pursuant to certain vendor agreements; (v) the rights of Westburne under or pursuant to certain operating leases; (vi) the rights of Westburne under or pursuant to certain equipment leases and real property leases; (vii) prepaid expenses and deposits, if any, made by Westburne pertaining or relating to the Zentronic's business; (viii) the rights of Westburne under or pursuant to certain outstanding purchase and sales orders; (ix) certain of Westburne's rights in and to any third-party manufacturer's warranties; and (x) all operating data and other books and records pertaining to the acquired assets. The acquisition was accomplished pursuant to an Asset Purchase Agreement, dated April 22, 1994 (the "Asset Purchase Agreement"), by and between the Company and Westburne. A copy of the Asset Purchase Agreement is filed as an Exhibit hereto.

        Zentronics distributes and markets a broad range of electronic components and computer products for applications in the industrial and end-user Canadian markets. The Company intends to continue to use the assets acquired through the purchase of Zentronics in the manner in which they were previously used by Zentronics.

        As consideration for the acquisition of the assets of Zentronics, the Company assumed certain of Westburne's liabilities and paid Westburne $12,460,825 Cdn ($9,021,775 U.S.) at the closing. An estimated additional $4,153,625 Cdn (the "Additional Amount") will be paid to Westburne after September 14, 1994. The Additional Amount is subject to possible adjustment based on certain schedules delivered by Westburne to the Company on June 1, 1994. The price for Zentronic's assets was determined through arm's length negotiations among the parties.

        The consideration paid by the Company was financed under its revolving credit facility, dated January 23, 1992, by and among the Company, National City Bank, Society National Bank (successor in interest to Ameritrust Company National Association), Star Bank, N.A., and National City Bank, as agent, as amended June 30, 1993 and May 27, 1994 (the "Credit Facility"). In addition, it is presently contemplated that the Additional Amount to be paid by the Company will be financed by amounts which may be available under the Credit Facility. The principal amount advanced and the Additional Amount to be advanced under the Credit Facility are subject to an interest rate at a floating prime rate or at other floating rate options (certificate of deposit, LIBOR, or banker's acceptance) plus 3/4%.

        There are no material relationships between Westburne and the Company or any of their affiliates, directors or officers.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS. On June 1, 1994, the Company completed the asset acquisition of certain assets of Zentronics for approximately $16.6 million Cdn ($12.0 million U.S.). The acquisition does not meet the significant subsidiary tests as defined in Rule 3-05 of Regulation S-X.


Exhibits.
- - ---------

                                                                                               Sequential
Exhibit No.                                       Description                                    Page No.
- - -----------                                       -----------                                   ---------
     2.1                                   Asset Purchase Agreement, dated                           5
                                           April 22, 1994 (without Schedules),
                                           by and between the Company and
                                           Westburne

                                   SIGNATURES
                                   ----------

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        PIONEER-STANDARD ELECTRONICS, INC.



                                        /s/ John V. Goodger
                                        ---------------------------------------
                                        John V. Goodger,
                                        Vice President, Treasurer and
                                        Assistant Secretary


Date:  June 14, 1994


431/15154IID.451